EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124818) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
(2)	Registration Statement (Form S-8 No. 333-125717) pertaining to the Garmin Ltd. Amended and Restated 2005 Equity Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-51470) pertaining to the Garmin Ltd. Amended and Restated Employee Stock Purchase Plan, Garmin Ltd. Amended and Restated 2000 Equity Incentive Plan, Garmin Ltd. Amended and Restated 2000 Non-Employee Directors’ Option Plan,
(4)	Registration Statement (Form S-8 No. 333-52766) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
(5)	Registration Statement (Form S-8 No. 333-160297) pertaining to the Garmin Ltd. Amended and Restated 2000 Non-Employee Directors’ Option Plan, and
(6)	Registration Statement (Form S-8 No. 333-149450) pertaining to the Garmin International, Inc. 401(k) and Pension Plan;

of our reports dated February 18, 2015, with respect to the consolidated financial statements and schedule of Garmin Ltd. and Subsidiaries, and the effectiveness of internal control over financial reporting of Garmin Ltd. and Subsidiaries, included in this Annual Report (Form 10-K) of Garmin Ltd. for the year ended December 27, 2014.

/s/ Ernst & Young LLP

Kansas City, Missouri
February 18, 2015